                                                                       EXHIBIT 2


                          Management's Responsibility

The management of Norske Skog Canada Limited is responsible for the preparation, integrity and fair presentation of the accompanying consolidated financial statements and other information contained in this Annual Report. The consolidated financial statements and related notes were prepared in accordance with accounting principles generally accepted in Canada and reflect management's best judgments and estimates. Financial information provided elsewhere in this Annual Report is consistent with that in the consolidated financial statements.

         Management maintains a system of internal controls over financial reporting which encompasses policies, procedures and controls to provide reasonable assurance that assets are safeguarded against loss or unauthorized use, transactions are executed and recorded in accordance with management's authorization, and financial records are accurate and reliable.

         The Board of Directors is responsible for satisfying itself that management fulfills its responsibilities for financial reporting and internal control. The Audit Committee, which is comprised of five non-management members of the Board of Directors, provides oversight to the financial reporting process. The Audit Committee meets periodically with management, the internal auditors and the external auditors to review the consolidated financial statements, the adequacy of financial reporting, accounting systems and controls and internal and external auditing functions.

         The consolidated financial statements have been reviewed by the Audit Committee, which has recommended their approval by the Board of Directors. These consolidated financial statements have been audited by KPMG LLP, the external auditors, whose report follows.



/s/ Russell J. Horner                       /s/ Ralph Leverton
---------------------------                 ---------------------------
Russell J. Horner                           Ralph Leverton
President and                               Vice-President, Finance
Chief Executive Officer                     and Chief Financial Officer

Vancouver, Canada
February 1, 2005


Norske Skog Canada Limited            [60]

                      Auditors' Report to the Shareholders

We have audited the consolidated balance sheets of Norske Skog Canada Limited as at December 31, 2004 and 2003 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004 in accordance with Canadian generally accepted accounting principles.

/s/ KPMG LLP
---------------------------------------
Chartered Accountants
Vancouver, Canada

January 21, 2005


Norske Skog Canada Limited            [61]

                      Consolidated Statements of Earnings

(In millions of Canadian dollars, except where otherwise stated)                      Years ended December 31,
                                                                            ------------------------------------------
                                                                              2004              2003            2002
                                                                            ---------        ---------       ---------
Sales (note 3(a))                                                           $ 1,878.2        $ 1,820.5       $ 1,704.0
Operating expenses
 Cost of sales (note 3(a))                                                    1,674.9          1,687.5         1,582.1
 Selling, general and administrative                                             50.5             54.7            65.3
 Amortization                                                                   184.1            189.9           178.5
                                                                            ---------        ---------       ---------
                                                                              1,909.5          1,932.1         1,825.9
                                                                            ---------        ---------       ---------
Operating earnings (loss)                                                       (31.3)          (111.6)         (121.9)
Foreign exchange gain on translation of long-term debt                           53.5             58.2            12.3
Loss on repayment of long-term debt (note 13)                                    (5.2)               -               -
Write-down of property, plant and equipment (note 10)                               -            (14.2)              -
Other income (expense), net (note 5)                                              1.2             (3.9)          (13.3)
Interest expense, net (note 6)                                                  (74.9)           (75.0)          (76.2)
                                                                            ---------        ---------       ---------
Earnings (loss) before income taxes                                             (56.7)          (146.5)         (199.1)
Income tax recovery (note 7)                                                    (28.1)           (62.0)          (75.8)
                                                                            ---------        ---------       ---------
Net earnings (loss)                                                         $   (28.6)       $   (84.5)      $  (123.3)
                                                                            =========        =========       =========
Basic and diluted earnings (loss) per share (note 8) (in dollars)           $   (0.13)       $   (0.41)      $   (0.64)
Weighted average number of common shares outstanding (in millions)              214.6            206.6           193.4
                                                                            ---------        ---------       ---------

Consolidated Statements of Retained Earnings

(In millions of Canadian dollars)                                                     Years ended December 31,
                                                                              ---------------------------------------
                                                                                2004            2003            2002
                                                                              -------         -------         -------
Balance, beginning of year - as previously reported                           $ 155.6         $ 240.1         $ 363.4
Effect of change in accounting policy (note 3(b))                                (2.6)              -               -
                                                                              -------         -------         -------
Balance, beginning of year - as restated                                        153.0           240.1           363.4
Net earnings (loss)                                                             (28.6)          (84.5)         (123.3)
                                                                              -------         -------         -------
Balance, end of year                                                          $ 124.4         $ 155.6         $ 240.1
                                                                              =======         =======         =======


The accompanying notes are an integral part of the consolidated financial statements.



Norske Skog Canada Limited            [62]

                           Consolidated Balance Sheets



(In millions of Canadian dollars)                                           As at December 31,
                                                                       --------------------------
                                                                         2004             2003
                                                                       ---------        ---------
Assets
Current assets
  Cash and cash equivalents                                            $    26.0        $       -
  Accounts receivable                                                      236.8            238.2
  Inventories (note 9)                                                     258.1            235.9
  Prepaids and other                                                        24.6             21.9
                                                                       ---------        ---------
                                                                           545.5            496.0
Property, plant and equipment (note 10)                                  2,172.9          2,290.2
Other assets (note 11)                                                      27.5             30.2
                                                                       ---------        ---------
                                                                       $ 2,745.9        $ 2,816.4
                                                                       =========        =========

Liabilities
Current liabilities
  Accounts payable and accrued liabilities (note 12)                   $   285.5        $   267.3
  Long-term debt (note 13)                                                 823.6            845.8
Other long-term obligations (note 14)                                      233.6            249.8
Future income taxes (note 7)                                               332.9            363.3
Deferred credits (note 15)                                                  27.5             21.0
                                                                       ---------        ---------
                                                                         1,703.1          1,747.2
                                                                       ---------        ---------
Shareholders' Equity
Share capital (note 16)                                                    913.6            913.6
Contributed surplus (note 3(b))                                              4.8                -
Retained earnings                                                          124.4            155.6
                                                                       ---------        ---------
                                                                         1,042.8          1,069.2
                                                                       ---------        ---------
                                                                       $ 2,745.9        $ 2,816.4
                                                                       =========        =========
Commitments and Guarantees and Indemnities (notes 23 and 24)
Contingent liabilities (note 25)

The accompanying notes are an integral part of the consolidated financial statements.

On behalf of the Board:

/s/ Russell J. Horner                  /s/ Thomas S. Chambers
----------------------------------     ----------------------------------
Russell J. Horner                      Thomas S. Chambers
Director                               Director




Norske Skog Canada Limited            [63]

                     Consolidated Statements of Cash Flows

(In millions of Canadian dollars)                                                       Years ended December 31,
                                                                                 ------------------------------------
                                                                                   2004          2003          2002
                                                                                 --------      --------      --------
Cash flows provided (used) by:
Operations
 Net earnings (loss)                                                             $  (28.6)     $  (84.5)     $ (123.3)
 Items not requiring (providing) cash
  Amortization                                                                      184.1         189.9         178.5
  Future income taxes                                                               (31.3)        (67.9)        (91.5)
  Increase in other long-term obligations                                            23.5          17.5          19.8
  Foreign exchange gain on translation of long-term debt                            (53.5)        (58.2)        (12.3)
  Loss on repayment of long-term debt                                                 5.2             -             -
  Write-down of property, plant and equipment (note 10)                                 -          14.2             -
  Write-off of deferred financing costs                                                 -             -          15.8
  Other                                                                             (10.5)        (10.9)         (7.6)
                                                                                 --------      --------      --------
                                                                                     88.9           0.1         (20.6)
                                                                                 --------      --------      --------
 Changes in non-cash working capital
  Accounts receivable                                                               (18.1)         57.5          34.7
  Inventories                                                                       (22.2)         10.2         (13.0)
  Prepaids and other                                                                 (0.9)          2.6          (4.9)
  Accounts payable and accrued liabilities                                           16.8         (47.9)          9.0
                                                                                 --------      --------      --------
                                                                                    (24.4)         22.4          25.8
                                                                                 --------      --------      --------
 Cash flows provided by operations                                                   64.5          22.5           5.2
                                                                                 --------      --------      --------
Investing
 Acquisition of paper recycling business (note 4)                                       -         (32.1)            -
 Additions to property, plant and equipment                                         (68.0)        (81.4)        (82.2)
 Proceeds from sale of property, plant and equipment                                  0.5           0.4           1.5
 Proceeds from sale of marketable securities                                            -             -          39.2
 Proceeds from termination of interest rate swaps (note 14)                             -          15.9           3.4
 Purchase price adjustment (note 21)                                                 26.6             -             -
 Decrease (increase) in other assets                                                 (0.9)          1.1          (4.4)
                                                                                 --------      --------      --------
 Cash flows used by investing activities                                            (41.8)        (96.1)        (42.5)
                                                                                 --------      --------      --------
Financing
 Issue of common shares, net of share issue costs (note 16)                             -          (0.1)        208.1
 Increase (decrease) in revolving loan (note 13)                                    (12.5)       (105.7)        119.1
 Issue of long-term debt (note 13)                                                  333.1         212.7             -
 Repayment of long-term debt                                                       (266.1)            -        (386.7)
 Premium and expenses on repayment of long-term debt                                (15.0)            -             -
 Deferred financing costs                                                            (6.2)         (5.6)            -
 Decrease in other long-term obligations                                            (30.0)        (27.7)         (8.0)
                                                                                 --------      --------      --------
 Cash flows provided (used) by financing activities                                   3.3          73.6         (67.5)
                                                                                 --------      --------      --------
Cash and cash equivalents, increase (decrease) during year                           26.0             -        (104.8)
Cash and cash equivalents, beginning of year                                            -             -         104.8
                                                                                 --------      --------      --------
Cash and cash equivalents, end of year                                           $   26.0      $      -      $      -
                                                                                 ========      ========      ========
Supplemental information:
 Income taxes paid                                                               $    4.3      $    7.1      $   12.8
 Net interest paid                                                                   79.0          79.1          72.9
 Common shares issued for acquisition of paper recycling business (note 4)              -          29.1             -
                                                                                 --------      --------      --------

The accompanying notes are an integral part of the consolidated financial statements.

Norske Skog Canada Limited            [64]

                         Consolidated Business Segments

(In millions of Canadian dollars)                                Year ended December 31, 2004
                                                ----------------------------------------------------------------------
                                                                                           Corporate
                                                Specialties     Newsprint       Pulp      Adjustments     Consolidated
                                                -----------     ---------     --------    -----------     ------------
Sales to external customers (note 3(a))          $  1,037.2     $  553.1      $  287.9       $     -      $  1,878.2
Inter-segment sales                                       -            -         127.2        (127.2)              -
Operating earnings (loss)                               1.9         (4.3)        (28.9)            -           (31.3)
Amortization                                          101.5         49.5          33.1             -           184.1
Total assets                                        1,406.0        741.3         576.9          21.7         2,745.9
Additions to property, plant and equipment             28.5         10.1          29.4             -            68.0


                                                                 Year ended December 31, 2003
                                                ----------------------------------------------------------------------
                                                                                           Corporate
                                                Specialties     Newsprint       Pulp      Adjustments     Consolidated
                                                -----------     ---------     --------    -----------     ------------
Sales to external customers (note 3(a))          $  1,002.7      $  539.2      $  278.6       $     -      $  1,820.5
Inter-segment sales                                       -             -         171.5        (171.5)              -
Operating earnings (loss)                             (32.5)        (56.6)        (22.5)            -          (111.6)
Amortization                                           98.5          61.7          29.7             -           189.9
Total assets                                        1,441.8         773.4         575.8          25.4         2,816.4
Additions to property, plant and equipment             28.1          25.6          27.7             -            81.4


                                                                    Year ended December 31, 2002
                                                ----------------------------------------------------------------------
                                                                                           Corporate
                                                Specialties     Newsprint       Pulp      Adjustments     Consolidated
                                                -----------     ---------     --------    -----------     ------------
Sales to external customers (note 3(a))          $    947.9      $  518.2      $  237.9       $     -      $  1,704.0
Inter-segment sales                                       -             -         193.1        (193.1)              -
Operating earnings (loss)                              (1.3)        (86.0)        (34.6)            -          (121.9)
Amortization                                           91.2          63.4          23.9             -           178.5
Total assets                                        1,380.0         851.8         629.1          36.2         2,897.1
Additions to property, plant and equipment             43.9          19.5          18.8             -            82.2

See accompanying note 22 to the consolidated financial statements.


Norske Skog Canada Limited            [65]

                   Notes to Consolidated Financial Statements
          | Amounts expressed in millions of Canadian dollars, except
                            where otherwise stated |

1. Nature of Operations

Norske Skog Canada Limited, together with its subsidiaries (collectively, the "Company") is a significant newsprint and specialty groundwood paper producer in North America. The Company operates four manufacturing divisions, and one paper recycling division in British Columbia, Canada. The Company operates in three business segments.

         Specialties - Manufacture and sale of groundwood specialty printing paper and kraft paper.

         Newsprint   - Manufacture and sale of newsprint.

         Pulp        - Manufacture and sale of softwood pulps.

The primary markets for the Company's paper products are North America, Latin America and the Pacific Rim. The primary markets for the Company's pulp products are Europe and the Pacific Rim.

2. Summary of Significant Accounting Policies

The consolidated financial statements of the Company are expressed in millions of Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). These financial statements differ in certain respects from those prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). These measurement differences are described in note 26 "Differences between United States and Canadian generally accepted accounting principles".

(a)      Basis of presentation

         The consolidated financial statements include the accounts of the Company and from their respective dates of acquisition of control or formation, its wholly-owned subsidiaries and partnership. The Company's 50.0% proportionate share of Powell River Energy Inc. ("PREI"), a joint venture between Great Lakes Hydro Income Fund and the Company, is accounted for using the proportionate consolidation method. All inter-company transactions and amounts have been eliminated on consolidation.

(b)      Use of estimates

         The consolidated financial statements have been prepared in conformity with Canadian GAAP, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the year. On an ongoing basis, management reviews its estimates, including those related to environmental and legal liabilities, impairment of long-lived assets, pension and post-retirement benefits, bad debt and doubtful accounts, and income taxes, based on currently available information. Actual amounts could differ from those estimates.

(c)      Revenue recognition

         The Company recognizes revenues upon shipment when the significant risks and rewards of ownership are transferred to the customer. Title of the products is typically transferred to the customers at the time of shipment, and payment is based on agreed prices and credit terms contained in sales invoices. Customers have no contractual right of return.

(d)      Translation of foreign currencies

         The majority of the Company's sales are denominated in foreign currencies, principally the U.S. dollar. Revenue and expense items denominated in foreign currencies are translated at exchange rates prevailing during the period. Monetary assets and liabilities of the Company's operations denominated in foreign currencies are translated at the period-end exchange rates. Non-monetary assets and liabilities are translated at exchange rates in effect when the assets are acquired or the obligations are incurred. Foreign exchange gains and losses are reflected in net earnings (loss) for the period.


Norske Skog Canada Limited            [66]

                   Notes to Consolidated Financial Statements
          | Amounts expressed in millions of Canadian dollars, except
                            where otherwise stated |

(e)      Derivative financial instruments

         The Company uses derivative financial instruments in the management of foreign currency, interest rate and commodity price exposures. The Company's policy is not to use derivatives for trading or speculative purposes but only to manage existing financial exposures. Risk management strategies and relationships are assessed on a regular, ongoing basis to ensure the derivatives are achieving the intended hedging objectives. Derivative financial instruments that are designated as hedges for accounting purposes are subject to quarterly effectiveness tests to ensure they remain highly effective. The Company uses hedge accounting to account for the derivative financial instruments designated as hedging instruments, and the fair value method to account for derivative financial instruments not designated as hedging instruments.

                  Foreign exchange exposure to foreign currency revenue and related receivables, primarily in U.S. currency, is managed through the use of foreign exchange forward contracts and options to sell foreign currencies. Realized foreign exchange translation gains and losses from transactions formally designated as hedges are recognized concurrently with the hedged revenue in "Sales". Instruments that are not designated as hedges are included in "Prepaids and other" or "Accounts payable and accrued liabilities" on the consolidated balance sheet at their fair value. Gains and losses, both realized and unrealized, from such instruments that are not designated as hedges are also recorded in "Sales".

                  Price risk associated with the sale of products or purchase of certain inputs, primarily oil and gas, is managed from time to time through the use of commodity swaps. Realized gains and losses from transactions formally designated as hedges are recognized concurrently with the hedged item in "Cost of sales". Instruments that are not designated as hedges are included in "Prepaids and other" or "Accounts payable and accrued liabilities" on the consolidated balance sheet at their fair value. Changes in fair value are recognized in "Cost of sales".

                  Foreign currency exposure on long-term debt denominated in U.S. currency is managed through the use of forward contracts and options to purchase U.S. dollars. These instruments are reported under "Other assets" or "Other long-term obligations" on the consolidated balance sheet at their fair value with changes in fair value recognized in "Foreign exchange gain (loss) on translation of long-term debt", offsetting the respective translation gains and losses on the underlying foreign currency long-term debt.

                  Exposure to interest rates on long-term debt is managed through the use of interest swaps. These swap agreements require the periodic exchange of payments without the exchange of the notional principal amount on which the payments are based. Settlement amounts under interest swap agreements formally designated as hedges are recognized in interest expense, offsetting the interest expense otherwise incurred.

                  When the Company discontinues its designation of a hedging relationship, or when a hedging relationship is no longer effective, hedge accounting is discontinued. When the Company discontinues hedge accounting, the derivative financial instrument is recorded on the consolidated balance sheet at fair value. Gains and losses that had previously been deferred are carried forward for recognition in the statement of earnings in the same period that the hedged item is recognized.

                  Cash flows from derivative financial instruments that are designated as hedges are classified in "Operations" on the consolidated statement of cash flows consistent with the hedged transaction. Derivatives not designated as hedges are also classified in "Operations".

(f)      Cash and cash equivalents

         Cash and cash equivalents include cash and short-term investments with original maturities of less than three months and are presented at cost, which approximates market value.

(g)      Inventories

         Inventories, other than supplies which are valued at cost, are valued at the lower of average cost and net realizable value.



Norske Skog Canada Limited            [67]

                   Notes to Consolidated Financial Statements
          | Amounts expressed in millions of Canadian dollars, except
                            where otherwise stated |


(h)      Property, plant and equipment

         Property, plant and equipment is recorded at cost, including capitalized interest.

         Buildings, machinery and equipment are amortized on a straight-line basis at rates that reflect estimates of the economic lives of the assets. The rates for major classes of assets are:

               Buildings                                 2.5 - 5.0%
               Pulp and paper machinery and equipment    5.0%

         During periods of major production interruption, an obsolescence amount of 10% of normal amortization is charged on manufacturing equipment.

         No amortization is charged on capital projects during the period of construction. Start-up costs incurred in achieving normal operating capacity on major capital projects are deferred and amortized over a five-year period.

(i)      Environmental costs

         Environmental expenditures are expensed or capitalized depending upon their future economic benefit. Expenditures that prevent future environmental contamination are capitalized as part of "Property, plant and equipment", and amortization is subsequently charged to income over the estimated future benefit period of the assets. Expenditures that relate to an existing condition caused by past operations are expensed. Liabilities are recorded on an undiscounted basis when rehabilitation efforts are likely to occur and the costs can be reasonably estimated.

(j)      Deferred financing costs

         Deferred financing costs included in "Other assets" on the consolidated balance sheet represent the issuance costs of the Company's long-term debt. Related amortization is included in interest expense on a straight-line basis over the term of the debt.

(k)      Share issue costs

         Direct costs of issuing shares, net of income tax recoveries thereon, are applied to reduce the value of consideration assigned to such shares.

(l)      Income taxes

         Income taxes are accounted for using the liability method. Future income tax assets and liabilities are based on temporary differences (differences between the accounting basis and the tax basis of the assets and liabilities) and non-capital loss carry-forwards and are measured using the enacted or substantively enacted tax rates and laws expected to apply when these differences reverse. Future tax benefits, including non-capital loss carry-forwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on future tax assets and liabilities of a change in tax rates is recognized in earnings in the period that substantive enactment occurs.

(m)      Deferred credits

         Deferred credits represent the excess of amounts assigned to future income tax assets for tax losses acquired in other than business combinations over the consideration paid. Deferred credits are amortized to "Income tax recovery" in the consolidated statement of earnings in proportion to the net reduction in the future income tax asset that gave rise to the deferred credit.



Norske Skog Canada Limited            [68]

                   Notes to Consolidated Financial Statements
          | Amounts expressed in millions of Canadian dollars, except
                            where otherwise stated |


(n)      Employee future benefits - pensions and other employee future benefits

         The estimated cost for pensions provided to employees by the Company is accrued using actuarial techniques and assumptions during the employees' active years of service. The net periodic benefit cost includes:

         -- the cost of pension benefits provided in exchange for employees' services rendered during the year,

         --       the interest cost of pension obligations,

         -- the expected long-term return on pension fund assets based on the fair value for all asset classes,

         --       gains or losses on settlements or curtailments,

         -- the straight-line amortization of past service costs and plan amendments over the average remaining service period of the active employee group covered by the plans, unless the period is less than five years, in which case such costs are amortized over five years, and

         -- the amortization of cumulative unrecognized net actuarial gains and losses in excess of 10% of the greater of the accrued benefit obligation and the fair value of plan assets at the beginning of the year over the average remaining service period of the active employee group covered by the plans, unless the period is less than five years, in which case such costs are amortized over five years.

(o)      Earnings per share

         Basic earnings (loss) per share are computed by dividing net earnings
         (loss) for the period by the weighted average shares outstanding during the reporting period. Diluted earnings (loss) per share are computed using the treasury stock method.

(p)      Marketable securities

         Marketable securities are valued at the lower of cost or quoted market value.

(q)      Comparative figures

         Certain comparative figures disclosed in the consolidated financial statements have been reclassified to conform with the presentation adopted for the current year.

3.       Change in Accounting Policies

(a)      Generally accepted accounting principles

         Effective January 1, 2004, the Company adopted the new Canadian Institute of Chartered Accountants ("CICA") Handbook ("the Handbook")
         Section 1100, "Generally Accepted Accounting Principles" recommendations. Among other recommendations, the section more clearly defines alternate sources of Canadian GAAP when a matter is not explicitly addressed by primary sources of Canadian GAAP. Historically, the Company, consistent with other issuers in the forest industry, recorded distribution costs as a deduction from sales. The Company now relies on the alternate source of Canadian GAAP and records distribution costs as operating expenses. As a result, distribution costs have been reclassified from "Net sales" to "Cost of sales" which resulted in an increase in "Sales" and "Cost of sales" for the years ended December 31, 2003 and 2002 by $229.3 million and $221.7 million, respectively. The application of Section 1100 had no impact on the Company's net earnings.

(b)      Stock-based compensation

         Effective January 1, 2004, the Company adopted the CICA amended recommendations of Handbook Section 3870, "Stock-based Compensation and Other Stock-based Payments". These recommendations require the use of a fair-value based approach for the accounting of stock-based compensation awards granted to employees. Under the fair-value based method, compensation cost is measured at fair value at the date of grant, and is expensed over the award's


Norske Skog Canada Limited            [69]

                   Notes to Consolidated Financial Statements
          | Amounts expressed in millions of Canadian dollars, except
                            where otherwise stated |


         vesting period. The standard has been applied retroactively without restatement of prior periods, and resulted in an adjustment of $2.6 million to the opening balance of retained earnings and contributed surplus of the current year to reflect the cumulative effect of applying the fair-value based method to all employee stock options granted on or after January 1, 2002. For the year ended December 31, 2004, the Company recorded $2.2 million as an expense for the stock-based compensation plans. The pro forma disclosures with respect to the years ended December 31, 2003, and 2002 are provided in note 17 of these consolidated financial statements.

(c)      Impairment of long-lived assets

         Effective January 1, 2004, the Company adopted the new CICA recommendations of Handbook Section 3063, "Impairment of Long-lived Assets". These recommendations require an entity to recognize an impairment loss when an event or change in circumstances occurs that results in the carrying amount of a long-lived asset exceeding the sum of the undiscounted cash flows expected to result from its use and eventual disposition. The impairment loss is measured as the amount by which the long-lived assets' carrying amount exceeds its fair value. The adoption of this new standard had no impact on the consolidated financial statements for the year ended December 31, 2004.

(d)      Asset retirement obligations

         Effective January 1, 2004, the Company adopted the new CICA recommendations of Handbook Section 3110, "Asset Retirement Obligations", with respect to recording the fair value of a liability for an asset retirement obligation in the period in which it is incurred, and a corresponding increase in the carrying amount of the related long-lived asset. The adoption of this new standard had no material impact on the consolidated financial statements for the year ended December 31, 2004.

(e) Hedging relationships and accounting for trading, speculative, or non-derivative financial instruments

         Effective January 1, 2004, the Company adopted the CICA's Accounting Guideline 13, "Hedging Relationships", on the requirements related to the identification, designation, documentation and effectiveness of hedging relationships. The new standard has been applied on a prospective basis to all instruments existing on, or entered into after, January 1, 2004.

                  The Company also applied the accounting treatment prescribed by the CICA's Emerging Issues Committee ("EIC") 128 with respect to the accounting for trading, speculative or non-hedging derivative financial instruments. Under EIC 128, derivative financial instruments for which hedge accounting is not applied are recorded on the consolidated balance sheet at fair value, with unrealized changes in fair value recorded in the consolidated statement of earnings. Upon adoption, the Company discontinued hedge accounting for certain derivative instruments which were either no longer eligible for hedge accounting under the new guideline, or which the Company has elected not to formally designate as hedges.

(f)      Revenue recognition

         Effective January 1, 2004, the Company applied the accounting treatments of EIC-141, "Revenue Recognition", ("EIC-141"), EIC-142, "Revenue Arrangements with Multiple Deliverables", ("EIC-142") and EIC-143, "Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts", ("EIC-143"). EIC-141 summarizes the principles set as interpretative guidance on the application of Handbook Section 3400, "Revenue". Specifically, EIC-141 presents the criteria that must be met before revenue can be recognized. EIC-142 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities for a given customer. Finally, EIC-143 considers the issue of how revenue and costs from a separately priced extended warranty or product maintenance contract should be recognized. The application of these accounting treatments had no impact on the consolidated financial statements for the year ended December 31, 2004.


Norske Skog Canada Limited            [70]

                   Notes to Consolidated Financial Statements
          | Amounts expressed in millions of Canadian dollars, except
                            where otherwise stated |


(g)      Employee future benefits - additional disclosures

         In March 2004, CICA Handbook Section 3461, "Employee Future Benefits", was amended for fiscal years ending on or after June 30, 2004. The amendments prescribe additional disclosure requirements for defined benefit pension plans and other employee future benefits. Effective June 30, 2004, the Company adopted the new disclosure requirements of
         Section 3461. The Company's consolidated financial statements for the year ended December 31, 2004, reflect these new disclosures prescribed by Section 3461.

4. Business Acquisition

On December 1, 2003, the Company completed the acquisition of a paper recycling business from Newstech Recycling Partnership (the "Acquisition") for a total purchase price of $61.1 million, including working capital.

         The Company's consideration comprised of $31.5 million in cash, $29.0 million in equity and $0.6 million in transaction costs. The value of the 8,693,988 common shares issued was determined by the weighted average trading price of the Company's common shares over the two-day period before December 1, 2003, which was the date the terms of the Acquisition were agreed to and announced.

         The Acquisition has been accounted for using the purchase method of accounting and the results of the operations of the business have been consolidated from the date of acquisition. The following amounts have been assigned to the assets and liabilities acquired, based on their fair-values as at December 1, 2003.

Assets acquired:
 Net working capital                     $   4.5
 Fixed assets                               84.3
                                         -------
                                            88.8
                                         -------
Liabilities assumed:
 Future income taxes                        27.7
                                         -------
 Fair-value of net assets acquired       $  61.1
                                         =======


         Under the terms of the Acquisition, the Company will lease land and buildings housing the operations for an initial term of 20 years, with a 10-year renewal option.

5. Other Income (Expense), net

Other income (expense), net, for the years ended December 31 was as follows:


                                              2004         2003        2002
                                             -----        -----      -------
Write-off of deferred financing costs        $   -        $   -      $ (15.8)
Gain on sale of marketable securities            -            -          4.8
Other                                          1.2         (3.9)        (2.3)
                                             -----        -----      -------
                                             $ 1.2        $(3.9)     $ (13.3)
                                             =====        =====      =======

Norske Skog Canada Limited            [71]

                   Notes to Consolidated Financial Statements
          | Amounts expressed in millions of Canadian dollars, except
                            where otherwise stated |

6. Interest Expense, net

Interest expense, net, for the years ended December 31 was as follows:

                                                2004         2003         2002
                                              -------      -------      -------
Interest on long-term debt                    $  79.0      $  80.7      $  80.0
Fixed-to-floating interest rate swaps            (6.8)        (8.5)        (6.4)
Amortization of deferred financing costs          3.7          4.3          5.0
Capitalized interest                             (0.3)        (0.9)           -
Interest income                                  (0.4)        (0.5)        (1.7)
Other                                            (0.3)        (0.1)        (0.7)
                                              -------      -------      -------
                                              $  74.9      $  75.0      $  76.2
                                              =======      =======      =======

7. Income Taxes

The components of income tax recovery for the years ended December 31 were as follows:

                 2004           2003           2002
              ---------      ---------      ---------
Current       $     3.2      $     5.9      $    15.7
Future            (31.3)         (67.9)         (91.5)
              ---------      ---------      ---------
              $   (28.1)     $   (62.0)     $   (75.8)
              =========      =========      =========

         The reconciliation of income taxes calculated at the statutory rate to the actual income tax provision for the years ended December 31 was as follows:

                                         2004                2003             2002
                                    --------------     --------------   ---------------
Income tax recovery at Canadian
 statutory income tax rates         $(20.1)   35.5%   $(52.1)   35.5%   $(70.7)   35.5%
Increase (decrease) in income
  taxes for:
 Non-taxable income and expenses      (8.1)   14.3      (8.9)    6.1      (1.9)    1.0
 Difference in foreign tax rate       (2.3)    4.0      (2.4)    1.6         -       -
 Change in the future income tax
  estimate for prior years               -       -         -       -      (9.7)    4.9
 Release of deferred credits             -       -      (5.3)    3.6         -       -
 Large corporations tax                4.3    (7.6)      5.2    (3.5)      5.7    (2.9)
 Other                                (1.9)    3.3       1.5    (1.0)      0.8    (0.4)
                                    ------    ----    ------    ----    ------    ----
Income tax recovery                 $(28.1)   49.5%   $(62.0)   42.3%   $(75.8)   38.1%
                                    ======    ====    ======    ====    ======    ====


Norske Skog Canada Limited            [72]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |

The tax effects of temporary differences that give rise to significant future tax liabilities (assets) at December 31 were as follows:


                                                        2004             2003
                                                       -------          -------
Future income tax liability
  Property, plant and equipment                        $ 535.9          $ 557.6
  Other                                                   86.8             49.0
                                                       -------          -------
                                                         622.7            606.6
                                                       -------          -------
Future income tax assets
  Non-capital loss carry-forwards                       (206.5)          (154.3)
  Employee future benefits                               (67.3)           (65.5)
  Other                                                  (22.3)           (34.5)
                                                       -------          -------
                                                        (296.1)          (254.3)
Valuation allowance                                        6.3             11.0
                                                       -------          -------
                                                        (289.8)          (243.3)
                                                       -------          -------
Net future income tax liability                        $ 332.9          $ 363.3
                                                       =======          =======


8. Earnings Per Share

The following weighted average number of shares for the years ended December 31 were used for computation of earnings per share:


                                                       2004          2003       2002
                                                      ------        ------     -------
Net earnings (loss) reported                          $(28.6)       $(84.5)    $(123.3)
Weighted average shares used in computation
  of basic earnings per share (in millions)            214.6         206.6       193.4
Weighted average shares from assumed conversion
  of dilutive options (in millions)                        -             -           -
Weighted average shares used in computation
  of diluted earnings per share (in millions)          214.6         206.6       193.4
Basic and diluted earnings (loss) per share
  (in dollars)                                        $(0.13)       $(0.41)     $(0.64)




Norske Skog Canada Limited           [73]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in million of Canadian dollars,
                        excerpt where otherwise stated |

9. Inventories

Inventories at December 31 were as follows:



                                                         2004             2003
                                                       -------          -------
Specialties                                            $ 53.7           $ 47.4
Newsprint                                                28.5             28.0
Pulp                                                     25.3             16.0
                                                       ------           ------
Total finished goods and work in progress               107.5             91.4
Wood chips, pulp logs and other raw materials            56.1             50.2
Operating and maintenance supplies                       94.5             94.3
                                                       ------           ------
                                                       $258.1           $235.9
                                                       ======           ======

10. Property, Plant and Equipment

Property, plant and equipment at December 31 were as follows:


                                                                        2004
                                                                    Accumulated      Net Book
                                                     Cost           Amortization      Value
                                                   --------         ------------    ---------
Buildings and land

  Specialties and newsprint                        $  406.6           $  135.3        $  271.3
  Pulp                                                105.0               42.0            63.0
                                                   --------           --------        --------
Machinery and equipment
  Specialties and newsprint                        $2,432.7           $  966.5        $1,466.2
  Pulp                                                850.4              478.0           372.4
                                                   --------           --------        --------
                                                   $3,794.7           $1,621.8        $2,172.9
                                                   ========           ========        ========





                                                                        2003
                                                                    Accumulated      Net Book
                                                    Cost            Amortization      Value
                                                  --------          ------------     --------
Buildings and land
  Specialties and newsprint                       $  399.8             $  121.5      $  278.3
  Pulp                                               105.0                 41.4          63.6
                                                   -------             --------      --------
Machinery and equipment
  Specialties and newsprint                       $2,403.4             $  847.4      $1,556.0
  Pulp                                               821.2                428.9         392.3
                                                  --------             --------      --------
                                                  $3,729.4             $1,439.2      $2,290.2
                                                  ========             ========      ========

In December 2003, the Company recorded a write-down of $14.2 million relating to the permanent closure of a portion of its pulp producing capacity at its Elk Falls mill, in early 2004. There were no such amounts recorded in 2004.



Norske Skog Canada Limited           [74]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


11. Other Assets

Other assets at December 31 were as follows:



                                                         2004             2003
                                                       -------          -------
Deferred financing costs                               $ 21.5           $ 25.2
Deferred charges and other                                6.0              5.0
                                                       ------           ------
                                                       $ 27.5           $ 30.2
                                                       ======           ======

12. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at December 31 were as follows:


                                                         2004             2003
                                                       -------          -------
Trade accounts payable                                 $141.8           $127.7
Accrued payroll and related liabilities                  86.4             82.4
Pension plans (note 18)                                  18.1             17.8
Post-retirement benefit plans (note 18)                   5.6              5.3
Accrued interest                                         10.6             11.5
Other                                                    23.0             22.6
                                                       ------           ------
                                                       $285.5           $267.3
                                                       ======           ======

13. Long-term Debt

The Company's long-term debt, all of which matures beyond one year, at December 31 was as follows:


                                                           2004             2003
                                                         -------          -------
Recourse
Senior notes, 10% due March 2009 (US$200.0 million)      $    -           $ 274.5
Senior notes, 8.625% due June 2011 (US$400.0 million)     485.1             521.2
Senior notes, 7.375% due March 2014 (US$250.0 million)    300.9                 -
                                                         ------           -------
                                                          786.0             795.7
Revolving operating facility of up to $350.0 million
  due July 2007                                               -              12.5
                                                         ------           -------
                                                          786.0             808.2
Non-recourse (PREI)
First Mortgage Bonds, 6.387% due July 2009                 37.6              37.6
                                                         ------           -------
                                                         $823.6            $845.8
                                                         ======            ======



Norske Skog Canada Limited           [75]

                   Notes to Consolidated Financial Statements
          | Amounts expressed in millions of Canadian dollars, except
                            where otherwise stated |

On March 23, 2004, the Company issued, at par, US$250.0 million 7.375% senior notes due March 1, 2014 for cash proceeds of $333.1 million. The net proceeds were used to redeem the 10% senior notes and for general corporate purposes. The Company recorded a loss of $5.2 million on repayment of the 10% senior notes.

     During the year ended December 31, 2004, the maturity of the $350.0 million revolving operating facility (the "Facility") was extended by one year, to July 2007. Borrowings under the Facility bear interest at a rate based on Canadian dollar prime/banker's acceptance or U.S. dollar base/LIBOR rates, plus a margin that varies with the Company's credit rating. A commitment fee, representing a percentage of the margin, applies to the undrawn portion of the Facility. Substantially all of the assets of the Company are pledged as security under the Facility. Its availability is determined by a borrowing base, calculated based on accounts receivable and inventory balances, and includes covenants to maintain the funded debt/capitalization ratio below 60%, secured debt/capitalization ratio below 30% and shareholders' equity above $779.3 million as at December 31, 2004. At December 31, 2004, the Facility was undrawn and after outstanding letters of credit of $22.6 million, $318.5 million was available to the Company. An interest coverage covenant is applicable in certain circumstances if the Company incurs secured debt other than under the Facility. As of December 31, 2004, no such debt has been incurred.

     The indentures and agreements governing the Company's senior notes and the Facility contain customary restrictive covenants, including restrictions on the incurrence of additional indebtedness, certain payments including dividends and investments in other persons, the creation of liens, sale and leaseback transactions, certain amalgamations, mergers, consolidations and the use of proceeds arising from certain sales of assets and certain transactions with affiliates. At December 31, 2004 and 2003, the Company remained in compliance with the covenants under both its Facility and bond indentures. The Company's Consolidated Fixed Charge Ratio of the bond indentures, calculated on a trailing twelve month basis, exceeded the 2.0:1 threshold as at December 31, 2004, whereas it was below the 2.0:1 threshold as at December 31, 2003. While not constituting a default, remaining below this threshold prohibited the issuance of additional debt that could be incurred outside of the existing Facility.

     The Company continues to be subject to restrictions on paying dividends under its senior notes. The restriction on certain payments, defined in the note indentures, is principally based on changes in shareholders' equity. With the Company's accumulated losses since 2002, the Company is not currently permitted, under its 8.625% senior note indenture, to pay dividends.

Scheduled long-term debt repayments

                                                   Recourse         Non-recourse
                                                    Debt                Debt
                                                   --------         ------------
2005                                               $     -            $    -
2006                                                     -                 -
2007                                                     -                 -
2008                                                     -                 -
2009                                                     -              37.6
Thereafter                                           786.0                 -
                                                   -------            ------
                                                    $786.0             $37.6
                                                   =======            ======

Norske Skog Canada Limited           [76]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


Fair value of long-term debt

The following estimated fair values of the Company's long-term debt at December 31 have been determined based on management's best estimate of the fair value to refinance debt with similar terms at the respective year-end dates:



                                                        2004            2003
                                                       ------          ------
Recourse                                                $830.0          $845.4
Non-recourse                                              39.8            39.2
                                                        ------          ------
                                                        $869.8          $884.6
                                                        ======          ======

14. Other Long-term Obligations

Other long-term obligations at December 31 were as follows:


                                                             2004            2003
                                                            ------          ------
Post-retirement benefit plans (note 18)                    $132.1          $120.4
Pension plans (note 18)                                      33.2            40.2
Forward foreign currency contracts hedging long-term debt    44.1            55.4
Deferred gain on termination of interest rate swaps           4.2            10.2
Environmental, remedial and other                            20.0            23.6
                                                           ------          ------
                                                           $233.6          $249.8
                                                           ======          ======


     During the year ended December 31, 2003, fixed-to-floating interest rate swaps on US$105.0 million were terminated for proceeds of $15.9 million. The proceeds are being amortized as a reduction of interest expense based on the U.S. swap curve at the time of termination. The deferred gain on termination of interest rate swaps represents the unamortized portion of the proceeds.

15. Deferred Credits

Deferred credits at December 31 were as follows:


                                                             2004            2003
                                                            ------          ------
Beginning of year                                           $ 21.0          $  8.5
Net price adjustment related to acquired tax losses            6.5            17.8
Adjustment related to release of deferred credits                -            (5.3)
                                                            ------          ------
End of year                                                 $ 27.5          $ 21.0
                                                            ======          ======


Norske Skog Canada Limited           [77]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


     In prior years, the Company acquired from wholly owned subsidiaries of Fletcher Challenge Limited ("FCL"), a major shareholder up to July 28, 2000, companies with available tax losses. The purchase price of these companies is subject to adjustment under certain conditions. During the year, the Company recorded a downward adjustment of $6.5 million (net of taxes of $0.8 million on the interest component), reflecting a reduction to the purchase price (2003:
$17.8 million). This adjustment has been recorded as an increase to deferred credits.

16. Share Capital

(a) Authorized

    The Company is authorized to issue 100,000,000 preferred shares and an unlimited number of common shares.

(b) Issued and outstanding

                                                                      2004                            2003
                                                            -----------------------         -----------------------
                                                              Shares           $              Shares            $
                                                            -----------      ------         -----------       -----
Issued and outstanding:
  Common shares                                             214,604,120       913.6         214,604,120       913.6
                                                            -----------      ------         -----------       -----
Continuity of common shares:
  Beginning of year                                         214,604,120       913.6         205,910,132       884.6
  Issued for business acquisition (note 4)                            -           -           8,693,988        29.1
  Share issue costs (2003-net of income
    tax recovery of $0.1 million)                                     -           -                   -        (0.1)
                                                            -----------      ------         -----------       -----
End of year                                                 214,604,120       913.6         214,604,120       913.6
                                                            ===========      ======         ===========       =====



17. Stock-based Compensation Plans

(a) Stock option plans

    The Company has an employee share option plan for its key officers, directors and employees. Options granted prior to January 31, 2003 have a term of five years and the options granted thereafter have a term of ten years. These options are exercisable as to 1/3 on and after the first anniversary date, as to 2/3 on and after the second anniversary date and as to all on and after the third anniversary date, unless the market price of the common shares exceeds a specified acceleration price, in which case all of the options are exercisable at that date. Market price is determined by the weighted average price per share for all sales of the shares on The Toronto Stock Exchange ("TSX") during the ten consecutive trading days preceding the date on which a determination of Market Price is required under the plan. The stock option plan provides for the issuance of up to a maximum of 10.0 million common shares.


Norske Skog Canada Limited           [78]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |



     In accordance with the Section 3870 of the CICA Handbook, the Company applies the fair-value method for recording share options granted to directors, officers and employees. The pro forma effect on net earnings (loss) and net earnings (loss) per common share if the fair-value method had been used in the prior periods to determine compensation cost for share options is as follows:



                                                         2003             2002
                                                       -------          -------
Net loss:
  As reported                                          $(84.5)          $(123.3)
  Pro forma                                             (86.5)           (123.9)
Net loss per common share (in dollars)
  As reported                                          $(0.41)           $(0.64)
  Pro forma                                             (0.42)            (0.64)


     The fair value of share options was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:





                                                         2004             2003            2002
                                                       -------          -------         -------
Risk-free interest rate                                 4.5%             4.9%             5.0%
Annual dividends per share                               Nil              Nil              Nil
Expected stock price volatility                        28.3%            27.3%            27.3%
Expected option life (in years)                          4.0              4.0              4.0
Average fair value of options granted (in dollars)     $1.50            $1.73            $1.75


     Changes during the years ended December 31, in the number of options outstanding, were as follows:


                                                           2004                        2003                        2002
                                                   -----------------------     --------------------------   ------------------------
                                                                 Weighted                     Weighted                    Weighted
                                                                 Average                      Average                     Average
                                                                 Exercise                     Exercise                    Exercise
                                                  Number of       Price        Number of       Price        Number of      Price
                                                   Options     (in dollars)     Options      (in dollars)    Options    (in dollars)
                                                  ---------    ------------    ---------     ------------   --------    ------------
Beginning of year                                 4,495,500       $6.07        4,722,000        $6.08       1,330,000      $6.60
Granted                                           1,637,500        4.39          100,000         5.81       3,412,000       5.89
Exercised                                                 -           -                -            -               -         -
Expired or cancelled                               (181,667)       5.67         (326,500)        6.20         (20,000)      7.13
                                                  ---------       -----        ---------        -----       ---------      -----
End of year                                       5,951,333       $5.62        4,495,500        $6.07       4,722,000      $6.08
                                                  =========       =====        =========        =====       =========      =====



Norske Skog Canada Limited           [79]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |



     The following table summarizes information about stock options outstanding and exercisable at December 31, 2004:


                                  Options Outstanding                          Options Exercisable
                    -------------------------------------------------     ------------------------------
                                      Weighted
                                      Average              Weighted                         Weighted
                                     Remaining              Average                          Average        Accelerated
Exercise            Number of        Option Life        Exercise Price     Number of     Exercise Price        Price
Prices               Options          (years)            (in dollars)       Options       (in dollars)      (in dollars)
--------            ---------        -----------        --------------     ---------     --------------     ------------
$6.60               1,221,500           1.7                $6.60           1,221,500         $6.60            $ 9.47
 7.13               1,021,000           2.1                 7.13             680,666          7.13             10.00
 5.25               2,008,000           2.8                 5.25           1,338,666          5.25              7.54
 5.81                  63,333           3.1                 5.81              23,333          5.81              8.35
 4.39               1,637,500           4.1                 4.39                  -           4.39              6.30
-----               ---------           ---                -----           ---------         -----            ------
                    5,951,333           2.8                $5.62           3,264,165         $6.15            $ 8.03
                    =========           ===                =====           =========         =====            ======


(b)  Deferred share unit plan

     The Company has established a deferred share unit ("DSU") plan for its directors. Under the terms of this plan, directors may elect to receive their annual remuneration in DSUs, cash or a combination thereof. Each DSU has a value equivalent to the Company's weighted average share price on the TSX, during the ten consecutive trading days prior to the issuance date of the DSU. A director's DSU account is credited with dividend equivalents in the form of additional DSUs when dividends are paid on common shares. A director may elect the date of redemption by filing an irrevocable written election with the Company no later than November 15 of the calendar year commencing immediately after the director's termination date. The value shall be paid by the Company as a lump sum in cash, equal to the fair value at that date, after deduction of applicable taxes and other source deductions required to be withheld. During the year ended December 31, 2004, the Company recognized $0.5 in expense (2003-$0.2 million). As at December 31, 2004, 225,336 DSUs are outstanding under this plan (2003-121,295 DSUs) and there is approximately $0.8 million payable.

18. Employee Future Benefits

Description of benefit plans

The Company maintains pension benefit plans, which include defined benefit and defined contribution segments that are available to all salaried employees and to hourly employees not covered by union pension plans. Employees hired subsequent to January 1, 1994, enroll in the defined contribution segment.

     The defined benefit segment provides a pension based on years of service and earnings. For the defined contribution segment, the Company's contributions are based on a percentage of an employee's earnings with the Company's funding obligations being satisfied upon crediting contributions to an employee's account.

     The Company provides other benefit plans consisting of provincial medical plan premiums, extended health care and dental benefits to eligible retired employees and their dependents. Assumed health care trend rates have a significant effect on the amounts reported for the post-retirement medical plans.

Norske Skog Canada Limited           [80]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


Total cash payments

Total cash payments for employee future benefits for the year ending December 31, 2004, consisting of cash contributed by the Company to its funded pension plans, cash payments directly to beneficiaries for its unfunded other benefit plans and cash contributed to its defined contribution plans, was $29.4 million (2003 - $15.4 million).

Defined benefit plan

The Company measures the fair value of plan assets and the accrued benefit obligations for accounting purposes as at November 30 of each year. The most recent actuarial valuation of the majority of pension plans for funding purposes was as of December 31, 2003, and the next required valuation will be as of December 31, 2006.

Defined benefit plan obligation

The following table represents the change in the accrued benefit obligation as determined by independent actuaries:


                                                             Pension Benefit Plans      Other Benefit Plans
                                                             ---------------------      -------------------
                                                               2004       2003            2004       2003
                                                              ------     ------          ------     ------
Accrued benefit obligations

  Balance at beginning of year                                $327.2     $320.4          $183.6     $160.1
  Service cost of defined benefit segment                        4.5        4.3             4.3        4.2
  Interest cost on accrued benefit obligation                   19.8       20.1            11.1       11.0
  Employee contributions                                         0.5        0.5               -          -
  Benefit payments                                             (26.0)     (25.1)           (5.3)      (4.6)
  Actuarial loss (gain) and other adjustments                    9.4        7.0           (15.5)      12.9
                                                              ------     ------           -----     ------
  Balance at end of year                                      $335.4     $327.2          $178.2     $183.6
                                                              ======     ======          ======     ======

Defined benefit plan assets

The following table represents the change in the fair value of assets of defined benefit plans:




                                                             Pension Benefit Plans      Other Benefit Plans
                                                             ---------------------      -------------------
                                                               2004       2003            2004       2003
                                                              ------     ------          ------     ------
Plan assets
Balance at beginning of year                                  $214.7     $224.0          $  -        $  -
  Actual return on plan assets                                  24.0       11.1             -           -
  Service cost of defined contribution segment                     -       (4.5)            -           -
  Employee contributions                                         0.5        0.5             -           -
  Company contributions                                         19.1        8.4           5.5         4.9
  Other                                                          1.0        0.3             -           -
  Benefit payments                                             (26.0)     (25.1)         (5.5)       (4.9)
                                                              ------     ------          ----       -----
Balance at end of year                                        $233.3     $214.7          $  -       $   -
                                                              ======     ======          ====       =====



Norske Skog Canada Limited           [81]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


     The asset allocation for the Company's defined benefit pension plans, by asset category, were as follows:



Plan assets at December 31,                                 2004           2003
---------------------------                                ------         ------
Equity securities                                           57.4%          61.0%
Fixed income securities                                     42.6%          39.0%
                                                           ------         ------
Total                                                      100.0%         100.0%
                                                           ======         ======


Reconciliation of the funded status of the benefit plans to the amounts in the consolidated balance sheets

The following table presents the difference between the fair value of the defined benefit pension assets and the actuarially determined accrued benefit obligations as at December 31, 2004 and 2003. This difference is also referred to as either the deficit or surplus, as the case may be, or the funded status of the plans.

     The table also reconciles the amount of the surplus or deficit (funded status) to the accrued benefit in the consolidated balance sheets. This difference between the funded status and the obligation recognized in the consolidated balance sheets, in accordance with Canadian GAAP, represents the portion of the surplus or deficit not yet recognized for accounting purposes. Deferred recognition is a key element of the Canadian GAAP pension accounting. This approach allows for a gradual recognition of changes in accrued benefit obligations and fund performance over the expected average remaining service life of the employee group covered by the plans.

     As at December 31, 2004, there was a total funding deficit of $102.1 million (2003 - $112.5 million) in the Company's various pension plans. Of this amount $60.4 million (2003 - $70.7 million) related to funded defined benefit pension plans and $41.7 million (2003 - $41.8 million) to "pay-as-you-go" unfunded defined benefit pension plans. In addition, the Company have other "pay-as-you-go" post-retirement benefit plans, consisting of group health care and life insurance, which had a deficit of $178.2 million at December 31, 2004 (2003 - $183.6 million).




                                                           Pension Benefit Plans        Other Benefit Plans
                                                           ---------------------        -------------------
                                                            2004          2003           2004        2003
                                                           -------       -------        -------     -------
Accrued benefit obligation at end of year                  $ 335.4       $ 327.2        $ 178.2     $ 183.6
Fair value of plan assets at end of year                     233.3         214.7              -           -
                                                            ------        ------        -------     -------
Funded status deficit                                       (102.1)       (112.5)        (178.2)     (183.6)
Transitional balance                                             -          (0.3)             -           -
Unrecognized past service costs                                0.3           0.5           (2.3)       (2.5)
Unrecognized actuarial losses                                 50.7          54.5           42.8        60.4
                                                           -------       -------        -------     -------
Accrued benefit obligation recognized
  in the consolidated balance sheets                       $ (51.1)      $ (57.8)       $(137.7)    $(125.7)
                                                           =======       =======        =======     =======


Norske Skog Canada Limited           [82]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


Classification of accrued obligations:

The accrued benefit obligation is included in the Company's balance sheet as follows:

-------------------------------------------------------------------------------------------
                                            Pension Benefit Plans      Other Benefit Plans
                                            ---------------------     ---------------------
                                              2004          2003        2004          2003
                                            -------       -------     -------       -------
Other assets                                $   0.2       $   0.2     $     -       $     -
Accounts payable and accrued liabilities      (18.1)        (17.8)       (5.6)         (5.3)
Other long-term obligations                   (33.2)        (40.2)     (132.1)       (120.4)
-------------------------------------------------------------------------------------------
                                            $ (51.1)      $ (57.8)    $(137.7)      $(125.7)
===========================================================================================


Components of costs recognized in the year:

---------------------------------------------------------------------------------------------
Pension Plans                                                       2004      2003      2002
                                                                   ------    ------    ------
Defined benefit costs:
   Current service cost                                            $  4.5    $  4.0    $  4.1
   Interest cost                                                     19.8      20.4      20.6
   Actual return on assets                                          (23.9)     11.7       9.5
   Actuarial (gain)/loss                                              9.0       7.5      (0.7)
   Prior service costs                                                   -        -       6.5
   Difference between actual and expected return                      7.8     (28.3)    (29.6)
   Difference between actual and recognized actuarial gain/(loss)    (5.7)     (4.9)      1.2
   Difference between actual and recognized prior service costs       0.2       0.3      (6.0)
   Amortization of transitional balance                              (0.3)     (0.7)     (0.7)
---------------------------------------------------------------------------------------------
                                                                     11.4      10.0       4.9
---------------------------------------------------------------------------------------------
Defined contribution costs:
   Current service cost                                               5.2       4.7       4.5
---------------------------------------------------------------------------------------------
                                                                   $ 16.6    $ 14.7    $  9.4
=============================================================================================


Norske Skog Canada Limited            [83]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |

---------------------------------------------------------------------------------------------
Other Benefit Plans                                                 2004      2003      2002
                                                                   ------    ------    ------
Defined benefit costs:
   Current service cost                                            $  4.3    $  4.3    $  3.4
   Interest cost                                                     11.2      11.2       9.3
   Actuarial (gain)/loss                                            (15.2)     13.0         -
   Prior service costs                                                  -         -      36.2
   Difference between actual and recognized actuarial gain/(loss)    17.8     (10.1)      1.9
   Difference between actual and recognized prior service costs      (0.2)     (0.2)    (36.4)
---------------------------------------------------------------------------------------------
                                                                   $ 17.9    $ 18.2    $ 14.4
=============================================================================================


Unionized employees of the Company are members of industry-wide benefit plans to which the Company contributes a predetermined amount per hour worked by an employee. The pension expense for these plans is equal to the Company's contribution of $18.4 million for the year end December 31, 2004 (2003 - $18.4 million; 2002 - $16.2 million).

Significant assumptions

Actuarial assumptions used in accounting for the Company-maintained benefit plans were:

------------------------------------------------------------------------------------
                                                                2004           2003
                                                           --------------     ------
Benefit obligations at December 31,
   Discount rate                                                    6.00%      6.25%
   Rate of compensation increase                                    3.00%      3.00%
Net expense for year ended December 31,
   Discount rate                                                    6.25%      6.50%
   Rate of compensation increase                                    3.00%      3.00%
   Expected rate of return on plan assets                           7.50%      7.50%
Assumed health care cost trend rate at December 31,
   Extended health benefits
      Initial health care cost trend rate                          11.00%     14.00%
      Annual rate of decline in trend rate                          1.00%      1.00%
      Ultimate health care cost trend rate                          5.00%      5.00%
   Dental benefits
      Dental care cost trend rate                                   5.00%      5.00%
   Medical services plan benefits
      Premium trend rate                                         5% until
                                                           June 30, 2004,
                                                            2% thereafter      5.00%
------------------------------------------------------------------------------------


Norske Skog Canada Limited            [84]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


Sensitivity analysis

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in assumed health care cost rates would have the following effects for 2004.

--------------------------------------------------------------------------------
                                                            Other Benefit Plans
                                                           ---------------------
                                                           Increase     Decrease
                                                           --------     --------
Total of service and interest cost                           $ 3.2       $ (2.5)
Accrued benefit obligation                                   $31.8       $(25.2)
--------------------------------------------------------------------------------


19.  Financial Instruments

Derivative financial instruments

The Company uses derivative financial instruments to reduce its exposure to foreign currency and price risk associated with its revenues, energy costs and long-term debt. The Company also uses interest rate swaps to reduce its exposure to long-term fixed interest rates associated with its senior notes.

(a)  Revenue risk management instruments

         Foreign currency options and forward contracts outstanding to sell U.S. dollars were as follows:

--------------------------------------------------------------------------------------------
                                            Options
---------------------------------------------------------------------
                           Purchased Options         Sold Options        Forward Contracts
---------------------------------------------------------------------   --------------------
                              Average Rate           Average Rate           Average Rate
                          --------------------   --------------------   --------------------
Term                      US$Millions   C$/US$   US$Millions   C$/US$   US$Millions   C$/US$
-----------------------   -----------   ------   -----------   ------   -----------   ------
As at December 31, 2004
0 to 12 months               $ 422      1.2902      $ 362      1.3588      $ 49       1.2798
13 to 24 months                 56      1.2882         56      1.3693         -            -
---------------------------------------------------------------------   --------------------
                             $ 478      1.2900      $ 418      1.3602      $ 49       1.2798
---------------------------------------------------------------------   --------------------

As at December 31, 2003
0 to 12 months               $ 324      1.4477      $ 142      1.5756      $ 56       1.5764
13 to 24 months                105      1.3647         54      1.4539         9       1.5269
---------------------------------------------------------------------   --------------------
                             $ 429      1.4273      $ 196      1.5421      $ 65       1.5695
---------------------------------------------------------------------   --------------------


Foreign exchange translation gains and losses on the above instruments designated as hedges are recognized concurrently with the hedged revenue in "Sales". At December 31, 2004, all of the above contracts are designated as hedging instruments, except for U.S. $138 million where the associated revenue has been recognized. At period-end exchange rates, the net amount the Company would receive to settle the above contracts and options is $50.2 million, of which $14.2 million has been recognized and is included in "Sales" and "Prepaids and other".

         At December 31, 2004, no price hedging instruments were outstanding in respect of pulp and paper products sold.


Norske Skog Canada Limited            [85]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


(b)  Cost risk management instruments
     Oil and gas contracts outstanding were as follows:

-------------------------------------------------     ---------------------
                                Oil Contracts             Gas Contracts
-------------------------------------------------     ---------------------
                             Barrels      Average     Gigajoules    Average
                             ("bbl")       Rate         ("Gj")       Rate
Term                        ("000's")     US$/bbl     (millions)    US$/Gj
-----------------------     ---------     -------     ----------    -------
As at December 31, 2004
0 to 12 months                 125        $ 20.85         0.6       $  5.58
13 to 36 months                 80          32.34           -             -
-------------------------------------------------     ---------------------
                               205        $ 25.33         0.6       $  5.58
-------------------------------------------------     ---------------------

As at December 31, 2003
0 to 12 months                 317        $ 23.24         1.6       $  3.89
13 to 36 months                 60          24.07           -             -
-------------------------------------------------     ---------------------
                               377        $ 23.37         1.6       $  3.89
-------------------------------------------------     ---------------------


     The above instruments are not designated as hedging instruments for accounting purposes and are reported under "Prepaids and other" on the balance sheet at their fair value. Settlements and changes in fair value are recognized in "Cost of sales". At period-end swap rates, the net amount the Company would receive to settle these swaps is $3.8 million, of which $3.5 million has been recognized and is included in "Cost of sales" and "Prepaids and other".

(c)  Long-term debt risk management instruments

     The Company has forward foreign exchange contracts to acquire U.S. dollars totalling US$115.5 million over a three-year period at rates averaging C$1.5753/US$. These instruments are not designated as hedging instruments for accounting purposes, and are included in "Other long-term obligations" on the balance sheet at their fair value. Settlements and changes in fair value are recognized in "Foreign exchange gain on translation of long-term debt". At period-end exchange rates, the net amount the Company would pay to settle these contracts is $41.7 million.

(d)  Interest rate swaps

     The Company has entered into fixed-to-floating interest rate swaps on US$30 million, under which it will receive a fixed rate receipt of 7.375%, and pay a floating rate averaging U.S. six month LIBOR plus an average of 1.97%. The swaps mature March 1, 2014, and are cancellable at the counterparties' option between March 1, 2009 and March 1, 2014 for premiums which mirror the call premiums on the 7.375% senior notes. These instruments are designated as fair value hedging instruments, with settlement amounts recognized in interest expense offsetting the interest expense otherwise incurred. At period-end rates, the net amount the Company would receive to settle these contracts is $1.4 million.

(e)  Credit risk

     The Company is exposed to credit risk on accounts receivable from its customers who are mainly in the newspaper publishing, commercial printing and paper manufacturing businesses. The Company manages its credit risk, principally through credit policies, which include the analysis of the financial position of its customers and the regular


Norske Skog Canada Limited            [86]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


     review of their credit limits. The Company also subscribes to credit insurance for a majority of its receivables, and bank letters of credit, as required.

     The Company is exposed to credit risk with counterparties to the Company's derivative financial instruments. The credit risk arises from the potential for a counterparty to default on its contractual obligations, and is limited to those contracts where the Company would incur a loss in replacing the defaulted transaction. The Company manages this risk by diversifying through counterparties that are of strong credit quality.

(f)  Fair value

     Estimated fair-values of financial instruments, which differ from carrying values at December 31, were as follows:

--------------------------------------------------------------------------------------------
                                                               2004               2003
                                                         -----------------  ----------------
                                                         Carrying   Fair    Carrying   Fair
                                                          Value     Value    Value     Value
                                                         --------   -----   --------   -----
Forward contracts and options hedging future
   U.S. dollar receipts                                   $ 14.2    $ 50.2   $ 15.3    $ 74.1
Commodity swaps hedging future oil and gas purchases         3.5       3.8        -       3.6
Instruments related to long-term debt risk management
   Forward contracts to buy U.S. dollars                   (44.1)    (41.7)   (55.4)    (50.0)
   Fixed to floating interest swaps                            -       1.4        -         -
--------------------------------------------------------------------------------------------


     The fair value of options and forward foreign currency contracts is based on mid-market rates from financial institutions.

20.  Interest in Joint Venture

PREI commenced operations in February 2001 and consists of an integrated hydroelectric power generating, transmission and distribution system which includes two hydroelectric generating stations. PREI is a joint venture which provides power to the Company. The following amounts represent the Company's 50.0% interest in PREI which is proportionately consolidated:

-----------------------------------------------------------------------
                                                    As at December 31,
                                                   --------------------
                                                    2004          2003
                                                   ------        ------
Balance sheet
   Current assets                                  $  2.4        $  0.9
   Fixed assets                                      57.1          57.2
   Other assets                                       1.3           1.3
-----------------------------------------------------------------------
                                                   $ 60.8        $ 59.4
=======================================================================

   Current liabilities                             $  1.5        $  1.4
   Long-term liabilities                             75.8          74.4
   Deficit                                          (16.5)        (16.4)
-----------------------------------------------------------------------
                                                   $ 60.8        $ 59.4
=======================================================================


Norske Skog Canada Limited            [87]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |

--------------------------------------------------------------------------------
                                                   Year ended December 31,
                                              ----------------------------------
                                               2004          2003          2002
                                              ------        ------        ------
Statement of operations
   Sales                                      $ 10.1        $  9.5        $  9.5
   Cost of sales                                 2.1           2.2           2.7
   Amortization                                  1.3           1.6           0.7
--------------------------------------------------------------------------------
   Operating earnings                            6.7           5.7           6.1
   Other expense, net                            0.7           0.6             -
   Interest expense, net                         6.0           5.6           4.6
   Income tax expense (recovery)                 0.1          (0.1)          1.5
--------------------------------------------------------------------------------
Net earnings (loss)                           $ (0.1)       $ (0.4)        $   -
================================================================================

--------------------------------------------------------------------------------
                                               2004          2003          2002
                                              ------        ------        ------
Statement of cash flows
Cash provided (used) by:
   Operations                                 $  1.1        $  1.1        $  1.5
   Investing                                    (1.2)         (1.7)         (0.1)
   Financing                                     1.6             -          (1.0)
--------------------------------------------------------------------------------


21.  Related Party Transactions

Related parties include Norske Skogindustrier ASA ("Norske Skog"), together with its subsidiaries and affiliates and Norske Skog North America LLC, a joint venture between Norske Skog and the Company. Transactions or balances with these related parties, not otherwise disclosed in these financial statements, were as follows:

--------------------------------------------------------------------------------
                                               2004          2003          2002
                                              ------        ------        ------
Norske Skog
   Selling, general and administrative        $  0.1        $  0.1        $  0.2
   Accounts receivable                             -          19.3             -
Norske Skog North America LLC
   Commission expenses                           4.8           4.2           3.8
   Net loss                                      0.1           0.1           0.1
   Investment (US$0.5 million)                   0.8           0.8           0.8
   Accounts payable                              0.4           0.2           0.3
--------------------------------------------------------------------------------


Norske Skog Canada Limited            [88]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


The Company has sales arrangements with affiliates of Norske Skog, and has entered into agency and distribution agreements whereby all sales of the Company's newsprint and specialty papers in certain international markets are effected through affiliates of Norske Skog. During the year, product sales to these affiliates were $121.7 million (2003 - $115.0 million). These transactions are in accordance with normal third party trade practices.

     In prior years, the Company acquired, from wholly-owned subsidiaries of FCL (now subsidiaries of Norske Skog), companies with tax losses. The purchase price of these companies is subject to adjustment under certain conditions. In addition to the $19.3 million included in accounts receivable as at December 31, 2003, the Company recorded a further adjustment of $7.1 million in the second quarter of 2004, reflecting a reduction to the purchase price. The Company collected the receivable of $26.6 million (including an interest adjustment of $0.2 million) in the third quarter of 2004.

     The Company undertakes certain transactions with companies affiliated with a director of the Company. These transactions are in the normal course of business and are on the same terms as those accorded to non-related parties. During 2004, the Company paid aggregate fees of $0.4 million (2003 - $0.1 million; 2002 - $0.1 million) primarily for legal services to companies affiliated with directors of the Company. The Company has charged the costs to "selling, general and administrative expenses".

     The Company has advanced interest-free loans to three officers of the Company. As at December 31, 2004, the balance outstanding was $0.5 million (December 31, 2003 - $0.6 million). These loans were issued prior to the enactment of the United States Sarbanes-Oxley Act of 2002, which prohibits such loans effective July 30, 2002. The Company has made no loans to any of its directors or officers since that date.

22.  Segmented Information

The Company operates in three business segments:

     Specialties - Manufacture and sale of groundwood specialty printing paper and kraft paper.

     Newsprint - Manufacture and sale of newsprint.

     Pulp - Manufacture and sale of softwood pulps

Effective January 1, 2003, the Company segregated its kraft paper activities (previously referred to as containerboard) from its pulp business segment and included it in its specialties business segment. Segment information for prior periods has been restated to reflect these changes.

     The accounting policies of the segments are the same as described in the Summary of Significant Accounting Policies in note 2. Segment performance is evaluated based on operating earnings (loss). Inter-segment sales consist of pulp transfers at cost.


Norske Skog Canada Limited            [89]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |

-----------------------------------------------------------------------------------
                                                        2004
                                 --------------------------------------------------
Sales by Shipment Destination    Specialties    Newsprint      Pulp         Total
-----------------------------    -----------    ---------    ---------    ---------
Canada                            $   114.0     $    80.7    $     3.2    $   197.9
United States                         750.6         283.0            -      1,033.6
Asia and Australasia                   66.3         115.4        160.1        341.8
Latin America                          91.5          74.0          1.3        166.8
Europe and Other                       14.8             -        123.3        138.1
-----------------------------------------------------------------------------------
                                  $ 1,037.2     $   553.1    $   287.9    $ 1,878.2
===================================================================================

-----------------------------------------------------------------------------------
                                                        2003
                                 --------------------------------------------------
Sales by Shipment Destination    Specialties    Newsprint      Pulp         Total
-----------------------------    -----------    ---------    ---------    ---------
Canada                            $   101.1     $    77.7    $     2.1    $   180.9
United States                         729.8         311.9            -      1,041.7
Asia and Australasia                   95.0         102.7        155.6        353.3
Latin America                          71.0          46.9          1.0        118.9
Europe and other                        5.8             -        119.9        125.7
-----------------------------------------------------------------------------------
                                  $ 1,002.7     $   539.2    $   278.6    $ 1,820.5
===================================================================================

-----------------------------------------------------------------------------------
                                                        2002
                                 --------------------------------------------------
Sales by Shipment Destination    Specialties    Newsprint      Pulp         Total
-----------------------------    -----------    ---------    ---------    ---------
Canada                            $   102.3     $    84.9    $     1.5    $   188.7
United States                         706.9         278.7          1.2        986.8
Asia and Australasia                   74.2          94.0        109.7        277.9
Latin America                          63.5          60.6          5.8        129.9
Europe and Other                        1.0             -        119.7        120.7
-----------------------------------------------------------------------------------
                                  $   947.9     $   518.2    $   237.9    $ 1,704.0
===================================================================================


23.  Commitments

The Company has entered into operating leases for property, plant and equipment. The minimum future payments under various operating leases in each of the years ended December 31 are as follows:

2005                                                                     $  13.3
2006                                                                        12.5
2007                                                                        10.0
2008                                                                         9.3
2009                                                                         7.7
Subsequent years                                                            52.8
--------------------------------------------------------------------------------
                                                                         $ 105.6
--------------------------------------------------------------------------------

The total lease expense amounted to $14.5 million for the year ended December 31, 2004 (2003 - $8.5 million; 2002 - $7.1 million).


Norske Skog Canada Limited            [90]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


24.  Guarantees and Indemnities

The Company has, over time, provided various indemnities with respect to tax, environment, and general representations and warranties on sales of portions of its business, acquisitions, and commodity contracts. Significant existing indemnities are as follows:

     (a) The Company sold a portion of its operations in June 2001. In this regard, the Company provided a 10-year environmental indemnity with a maximum liability to the Company of $12.5 million. This liability has subsequently been reduced by expenditures related to certain decommissioning projects. The Company also provided a tax indemnity, which continues while the relevant tax years of the indemnified parties remain open to audit and a general indemnity, capped at $5 million, which expired in 2004. The Company is unable to estimate any potential liability under these indemnities as the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. As such, no liability has been recorded for these potential obligations.

     (b) In connection with the acquisition of the paper recycling business in December 2003, the Company has provided indemnities with respect to representations and warranties related to general corporate matters and to the shares that have been issued to the vendors. Liability under these indemnities expires in November 2008, except that the indemnity related to title to the shares does not expire. The Company does not expect any Significant claims with respect to these indemnities. The Company has also provided indemnities with respect to general environmental matters under its lease of the land and buildings. The Company has agreed to indemnify the landlord for all costs, claims and damages related to any release by the Company of any hazardous substances on the property or the breach by the Company of its environmental covenants under the lease or any environmental laws. This indemnity is indefinite and survives after the lease is terminated. The Company is not liable for pre-existing environmental conditions.

     (c) The Company has entered a building lease agreement whereby it has agreed to continue making the prescribed lease payments directly to the financial institution holding the mortgage on the building in the event the lessor is no longer able to meet its contractual obligations. As at December 31, 2004, the value of the mortgage was approximately $14 million. This agreement does not increase the Company's liability beyond the obligation under the building lease.

25.  Contingent Liabilities

In the normal course of its business activities, the Company is subject to a number of claims and legal actions that may be made by customers, suppliers and others. While the final outcome with respect to actions outstanding or pending as at December 31, 2004, cannot be predicted with certainty, the Company believes either an adequate provision has been made or the resolution will not have a material effect on the Company's financial position, earnings or cash flows.

Class Action Lawsuits

In early 2004, the European Commission began an investigation into possible anti-competitive practices by certain European paper producers. Shortly after the investigation was announced, the Company and certain of its affiliates were named, together with a number of other paper producers, in several United States class action lawsuits alleging an ongoing conspiracy to fix prices of magazine and other publication papers. The Company believes there is no merit to the lawsuits, but will nevertheless incur related costs to defend itself.


Norske Skog Canada Limited            [91]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |


26. Differences Between United States And Canadian Generally Accepted Accounting Principles

The Company's consolidated financial statements have been prepared in accordance with Canadian GAAP. Significant differences to accounting principles generally accepted in the United States are set forth below:

Earnings adjustments

The following table provides a reconciliation of the net earnings (loss) for the years ended December 31 under Canadian GAAP to U.S. GAAP:

----------------------------------------------------------------------------------------
                                                             2004       2003       2002
                                                           -------    -------    -------
Net earnings (loss) in accordance with Canadian GAAP       $ (28.6)   $ (84.5)   $(123.3)
U.S. dollar revenue hedges (a)                               (22.8)      67.5       24.6
U.S. dollar long-term debt hedges (b)                         (3.0)      (0.6)      15.6
Fixed to floating interest swaps (c)                          (5.4)      (6.7)      18.0
Commodity swaps (d)                                           (3.3)       3.6          -
Stock based compensation expense (e)                          (0.6)         -          -
Income tax impact of above items                              11.7      (22.8)     (19.6)
----------------------------------------------------------------------------------------
Net earnings (loss) in accordance with U.S. GAAP             (52.0)     (43.5)     (84.7)
Unrealized gain on securities held as available-for-sale,
   net of deferred income taxes for 2002 of $0.9 million (f)     -         -        (4.4)
Minimum pension liability adjustment, net of deferred
   income taxes of $1.5 million (2003 - $1.7 million;
   2002 - $7.9 million) (g)                                   (2.9)      (3.1)     (14.1)
----------------------------------------------------------------------------------------
Comprehensive income (loss) in accordance with U.S. GAAP   $ (54.9)   $ (46.6)   $(103.2)
========================================================================================
Basic and diluted net earnings (loss) per share in
   accordance with U.S. GAAP (in dollars)                  $ (0.24)   $ (0.21)   $ (0.44)
Basic and diluted weighted average number of shares in
   accordance with U.S. GAAP (in millions)                   214.6      206.6      193.4
----------------------------------------------------------------------------------------


Norske Skog Canada Limited            [92]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |

Balance Sheet Adjustments

The following table provides a reconciliation of the consolidated balance sheet components at December 31 from Canadian GAAP to U.S. GAAP.

                                                                           2004          2003
                                                                        ----------    ----------
Prepaids and other - Canadian GAAP                                      $     24.6    $     21.9
  U.S. dollar revenue hedges                                                  36.0          58.8
  Fixed to floating interest swaps                                             1.4            --
  Commodity swaps                                                              0.3           3.6
                                                                        ----------    ----------
Prepaids and other - U.S. GAAP                                          $     62.3    $     84.3
                                                                        ----------    ----------
Other assets - Canadian GAAP                                            $     27.5    $     30.2
  Intangible assets related to additional minimum pension liability            0.1           0.4
                                                                        ----------    ----------
Other assets - U.S. GAAP                                                $     27.6    $     30.6
                                                                        ----------    ----------
Long-term debt - Canadian GAAP                                          $    823.6    $    845.8
  Adjustment related to fixed to floating interest swaps                       0.8            --
                                                                        ----------    ----------
Long-term debt - U.S. GAAP                                              $    824.4    $    845.8
                                                                        ----------    ----------
Other long-term obligations - Canadian GAAP                             $    233.6    $    249.8
  Additional minimum pension liability                                        42.4          38.3
  U.S. dollar long-term debt hedges                                           (2.4)         (5.4)
  Cancelled interest rate swaps                                               (4.2)        (10.2)
                                                                        ----------    ----------
Other long-term obligations - U.S. GAAP                                 $    269.4    $    272.5
                                                                        ----------    ----------
Future income taxes - Canadian GAAP                                     $    332.9    $    363.3
  Tax effect of pension adjustment                                           (15.0)        (13.6)
  Tax effect of other adjustments                                             15.0          26.8
                                                                        ----------    ----------
Future income taxes - U.S. GAAP                                         $    332.9    $    376.5
                                                                        ----------    ----------
Shareholders' equity - Canadian GAAP                                    $  1,042.8    $  1,069.2
  U.S. dollar revenue hedges                                                  36.0          58.8
  U.S. dollar long-term debt hedges                                            2.4           5.4
  Fixed to floating interest swaps                                             4.8          10.2
  Commodity swaps                                                              0.3           3.6
  Minimum pension liability adjustment                                       (42.3)        (37.9)
  Tax effect of pension adjustment                                            15.0          13.6
  Tax effect of other adjustments                                            (15.0)        (26.8)
                                                                        ----------    ----------
Shareholders' equity - U.S. GAAP                                        $  1,044.0    $  1,096.1
                                                                        ----------    ----------

Norske Skog Canada Limited            [93]

                   Notes to Consolidated Financial Statements
              | Amounts expressed in millions of Canadian dollars,
                        except where otherwise stated |

(a)  U.S. dollar revenue hedges

     Under Canadian GAAP, translation gains and losses on the foreign currency options and forward contracts to sell foreign currencies formally designated as hedges are recognized concurrently with the hedged revenue in Sales. Under U.S. GAAP, the Company does not account for such contracts as hedges of revenues and, accordingly, recognizes the options and contracts on a fair value basis at each reporting date, with changes in fair value in the year included in net income (loss).

(b)  U.S. dollar long-term debt hedges

     Under Canadian GAAP, prior to January 1, 2004, the Company designated foreign currency contracts related to its U.S. dollar debt as hedges. The forward premium or discount on forward foreign currency contracts used to hedge the U.S. dollar long-term debt was amortized to interest expense over the term of the forward contract. Effective January 1, 2004, foreign currency contracts related to US dollar debt are not designated as hedges. Under U.S. GAAP, the Company does not account for such contracts as hedges of long-term debt and recognizes the foreign currency contracts on a fair value basis at each reporting date. Transitional differences arising prior to January 1, 2004 remain a reconciling difference.

(c)  Fixed to floating interest swaps

     Under Canadian GAAP, unrealized gains and losses on interest rate swap contracts designated as hedges are not recognized in the financial statements. Under U.S. GAAP, the ineffectiveness of the hedge is quantified and the changes in fair value are recorded in interest expense.

       During 2003, the Company terminated prior to maturity, interest rate swap contracts for cash proceeds of $15.9 million. Under Canadian GAAP, the net gain is deferred and is being amortized as a reduction of interest expense based on the U.S. swap curve at the time of termination. Under U.S. GAAP, there is no deferred amount as the fluctuations in the fair value and interest payments are recognized in earnings as they arise.

(d)  Commodity swaps

     Under Canadian GAAP, prior to January 1, 2004, the Company accounted for commodity swaps as hedges. Effective January 1, 2004, commodity swaps are not designated as hedges and are recognized at their fair value at each reporting date, with changes in fair value in the year included in net income (loss). Under U.S. GAAP, the Company does not designate commodity swaps as hedges. Transitional differences arising prior to January 1, 2004, remain a reconciling difference.

(e)  Stock based compensation expense

     Under Canadian GAAP, effective January 1, 2004, the Company retroactively applied the fair-value method of accounting to all awards of employee stock options granted on or after January 1, 2002, without restatement of prior periods. Under U.S. GAAP, effective January 1, 2004, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards ("SFS") No. 123, "Accounting for Stock-Based Compensation". Under the modified prospective method of adoption selected by the Company under the provisions of SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure", compensation cost recognized in 2004 is the same as that which would have been recognized had the recognition provisions of SFAS No. 123 been applied from its original effective date. Results for prior periods have not been restated. Compensation cost attributable to employee stock options granted prior to January 1, 2002, is a reconciling difference.


Norske Skog Canada Limited            [94]

                   Notes to Consolidated Financial Statements
            |  Amounts expressed in millions of Canadian dollars,
                         except where otherwise stated |


(f)  Marketable securities

     Under Canadian GAAP, marketable securities are valued at the lower of cost and quoted market value. Under U.S. GAAP, these securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses, net of tax, are reported as comprehensive income (loss).

(g)  Minimum pension liability

     Under U.S. GAAP, if the accumulated benefit obligation exceeds the market value of plan assets, a minimum pension liability for the excess is recognized to the extent that the liability recorded in the balance sheet is less than the minimum liability. Any portion of this additional liability that relates to unrecognized prior service cost is recognized as an intangible asset while the remainder is charged to comprehensive income
     (loss). Canadian GAAP has no such requirement to record a minimum liability and does not have the concept of comprehensive income.

(h)  Comprehensive income

     SFAS No. 130, "Reporting Comprehensive Income", requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet.

(i)  Investment in Joint Venture

     The investment in PREI, a joint venture, is accounted for under the proportionate consolidation method for the purposes of Canadian GAAP. Under U.S. GAAP, investments in joint ventures are accounted for under the equity method. However, rules prescribed by the SEC permit the use of the proportionate consolidation method in the reconciliation to U.S. GAAP provided the joint venture is an operating entity and the significant financial operating policies are, by contractual arrangement, jointly controlled by all parties having an equity interest in the joint venture. Certain financial information is presented in note 20, "Interest in Joint Venture". Accordingly, for purposes of this U.S. GAAP reconciliation, the Company has used the proportionate consolidation method and no GAAP difference arises.

(j)  Variable interest entities

     Effective January 1, 2004, the Company adopted the Financial Accounting Standards Board's ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities" which requires that an enterprise holding other than a voting interest in a variable interest entity ("VIE") could, subject to certain conditions, be required to consolidate the VIE if it is considered the primary beneficiary whereby it would absorb the majority of the VIE's expected losses and/or receive the majority of its expected residual returns, or both. The implementation of this requirement has had no material impact on the U.S. GAAP reconciliation to the Company's consolidated financial statements for the year ended December 31, 2004. The Company will adopt substantially similar requirements in Canada in 2005, and is currently assessing the disclosure and other implications under Canadian GAAP.

(k)  Accounting standard issued but not yet implemented

     The FASB issued SFAS No. 151, "Inventory Costs", which provides guidance on allocating certain costs to inventory. The new standard is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company will apply this new standard prospectively and does not expect that its implementation will have a significant impact on its consolidated financial position or results of operations.


Norske Skog Canada Limited            [95]

                          2000-2004 COMPARATIVE REVIEW

CONSOLIDATED STATEMENTS OF EARNINGS

(In millions of Canadian dollars)                                     Years ended December 31,
                                                   ------------------------------------------------------------------
                                                                                Audited
                                                      2004          2003          2002         2001(2)       2000(1)
                                                   ----------    ----------    ----------    ----------    ----------
Sales(3)                                           $  1,878.2    $  1,820.5    $ 1,704.0     $  1,561.1    $  1,571.6
Operating expenses
  Cost of sales(3)                                    1,674.9       1,687.5       1,582.1       1,286.6       1,201.0
  Selling, general and administrative                    50.5          54.7          65.3          63.6          66.2
  Amortization                                          184.1         189.9         178.5         131.2         117.3
                                                   ----------    ----------    ----------    ----------    ----------
                                                      1,909.5       1,932.1       1,825.9       1,481.4       1,384.5
                                                   ----------    ----------    ----------    ----------    ----------
Operating earnings (loss)                               (31.3)       (111.6)       (121.9)         79.7         187.1
Foreign exchange gain (loss) on translation of
  long-term debt                                         53.5          58.2          12.3         (17.1)            -

Write-down of property, plant and equipment                 -         (14.2)            -             -             -

Loss on repayment of long-term debt                      (5.2)

Other income (expense), net                               1.2          (3.9)        (13.3)        (40.2)          0.3

Interest income (expense), net                          (74.9)        (75.0)        (76.2)          0.9          47.4
                                                   ----------    ----------    ----------    ----------    ----------
Earnings (loss) before income taxes                     (56.7)       (146.5)       (199.1)         23.3         234.8
Income tax expense (recovery)                           (28.1)        (62.0)        (75.8)        (21.2)         71.7
                                                   ----------    ----------    ----------    ----------    ----------
Net earnings (loss)                                $    (28.6)   $    (84.5)   $   (123.3)   $     44.5    $    163.1
                                                   ==========    ==========    ==========    ==========    ==========

(1) Effective July 1, 2000, the Company changed its year-end from June 30 to December 31. Accordingly, figures reported have been restated to be on a December 31 year-end basis for this comparative review.

(2) Effective January 1, 2002, the Company adopted the Canadian Institute of Chartered Accountants recommendations eliminating the deferral and amortization of foreign currency translation gains and losses on long-lived monetary items. Prior years have been restated to be on a consistent basis as applicable.

(3) Effective January 1, 2004, the Company adopted the new Canadian Institute of Chartered Accountants Section 1100 "Generally Accepted Accounting Principles" ("GAAP") recommendations which defines use of alternate sources of Canadian GAAP when a matter is not explicitly addressed by primary sources of Canadian GAAP. Historically, the Company recorded distribution costs as a deduction from sales. The Company now relies on the alternate source of Canadian GAAP and records distribution costs as operating expenses. As a result, distribution costs have been reclassified from "Sales" to "Cost of sales".

(4) A special distribution of $12.00 per common share was paid to shareholders on August 28, 2001.



Norske Skog Canada Limited            [96]

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions of Canadian dollars)                                              Years ended December 31,
                                                               ----------------------------------------------------------
                                                                                        Audited
                                                                 2004         2003       2002        2001(2)     2000(1)
                                                               --------    --------    --------    ----------    --------
Cash provided (used) by:
Operations
  Net earnings (loss)                                          $  (28.6)   $  (84.5)   $ (123.3)   $     44.5    $  163.1
  Items not requiring (providing) cash
    Amortization                                                  184.1       189.9       178.5         131.2       117.3
    Future income taxes                                           (31.3)      (67.9)      (91.5)         (7.7)       69.9
    Increase in long-term obligations                              23.5        17.5        19.8           8.5         7.1
    Foreign exchange loss (gain) on translation of
      long-term debt                                              (53.5)      (58.2)      (12.3)         17.1           -
    Write-down of property, plant and equipment                       -        14.2           -             -           -
    Loss on sale of Mackenzie pulp operations                         -           -           -          31.4           -
    Write-off of deferred financing costs                             -           -        15.8             -           -
    Loss on repayment of long-term debt                             5.2           -           -             -           -
    Other                                                         (10.5)      (10.9)       (7.6)         13.6         1.6
                                                               --------    --------    --------    ----------    --------
                                                                   88.9         0.1       (20.6)        238.6       359.0
  Changes in non-cash working capital                             (24.4)       22.4        25.8          31.2        (7.8)
                                                               --------    --------    --------    ----------    --------
Cash flows provided by operations                                  64.5        22.5         5.2         269.8       351.2
                                                               --------    --------    --------    ----------    --------
Investing
  Acquisition of paper recycling business                             -       (32.1)          -             -           -
  Acquisition of Pacifica Papers Inc.                                 -           -           -         (74.1)          -
  Additions to property, plant and equipment                      (68.0)      (81.4)      (82.2)        (92.7)      (90.8)
  Proceeds from sale of marketable securities                         -           -        39.2             -           -
  Proceeds from sale of property, plant and equipment               0.5         0.4         1.5           0.7         0.3
  Proceeds from sale of Mackenzie pulp operations                     -           -           -         103.8           -
  Proceeds from termination of interest rate swaps                    -        15.9         3.4             -           -
  Purchase price adjustment                                        26.6           -           -             -           -
  Decrease (increase) in other assets                              (0.9)        1.1        (4.4)          1.6         4.5
                                                               --------    --------    --------    ----------    --------
Cash flows used by investing activities                           (41.8)      (96.1)      (42.5)        (60.7)      (86.0)
                                                               --------    --------    --------    ----------    --------
Financing
  Special distribution(4)                                             -           -           -      (1,490.3)          -
  Issue of common shares, net of share issue costs                    -        (0.1)      208.1             -           -
  Increase (decrease) in revolving loan                           (12.5)     (105.7)      119.1             -           -
  Issue of long-term debt                                         333.1       212.7           -         768.7           -
  Repayment of long-term debt                                    (266.1)          -      (386.7)       (240.9)          -
  Premium and expenses on repayment
    of long-term debt                                             (15.0)          -           -             -           -
  Decrease in other long-term obligations                         (30.0)      (27.7)       (8.0)         (3.6)       (5.6)
  Deferred financing costs                                         (6.2)       (5.6)          -         (30.7)          -
  Dividends paid                                                      -           -           -         (37.2)      (74.5)
                                                               --------    --------    --------    ----------    --------
Cash flows provided (used) by financing activities                  3.3        73.6       (67.5)     (1,034.0)      (80.1)
                                                               --------    --------    --------    ----------    --------
Cash and cash equivalents, increase (decrease) during year         26.0           -      (104.8)       (824.9)      185.1
Cash and cash equivalents, beginning of year                          -           -       104.8         929.7       744.6
                                                               --------    --------    --------    ----------    --------
Cash and cash equivalents, end of year                         $   26.0    $      -    $      -    $    104.8    $  929.7
                                                               ========    ========    ========    ==========    ========



Notes 1-3 refer to page 96.


Norske Skog Canada Limited            [97]

CONSOLIDATED BALANCE SHEETS


(In millions of Canadian dollars)                                     As at December 31,
                                               --------------------------------------------------------------
                                                                          Audited
                                                  2004         2003         2002       2001(2,3)     2000(1)
                                               ----------   ----------   ----------   ----------   ----------
Assets
Current assets
  Cash and cash equivalents                    $     26.0   $        -     $      -   $    104.8   $    929.7
  Marketable securities                                 -            -            -         34.4            -
  Accounts receivable                               236.8        238.2        279.1        309.2        283.4
  Inventories                                       258.1        235.9        242.7        230.5        191.7
  Prepaids and other                                 24.6         21.9          9.2          4.1          5.0
                                               ----------   ----------   ----------   ----------   ----------
                                                    545.5        496.0        531.0        683.0      1,409.8
  Property, plant and equipment                   2,172.9      2,290.2      2,326.6      2,416.4      1,298.5
  Other assets                                       27.5         30.2         39.5         60.4         17.0
                                               ----------   ----------   ----------   ----------   ----------
                                               $  2,745.9   $  2,816.4   $  2,897.1   $  3,159.8   $  2,725.3
                                               ==========   ==========   ==========   ==========   ==========
Liabilities
  Current liabilities
  Accounts payable and accrued liabilities     $    285.5   $    267.3   $    303.7   $    303.5   $    202.7
  Current portion of long-term debt                     -            -            -         10.7            -
                                               ----------   ----------   ----------   ----------   ----------
                                                    285.5        267.3        303.7        314.2        202.7
                                               ----------   ----------   ----------   ----------   ----------
  Long-term debt                                    823.6        845.8        886.2      1,163.9            -
  Other long-term obligations                       233.6        249.8        177.0        144.7         88.4
  Future income taxes/deferred credits              360.4        384.3        405.5        500.5        269.0
                                               ----------   ----------   ----------   ----------   ----------
                                                  1,703.1      1,747.2      1,772.4      2,123.3        560.1
                                               ----------   ----------   ----------   ----------   ----------
Shareholders' Equity
  Share capital                                     913.6        913.6        884.6        673.1      1,262.6
  Contributed surplus                                 4.8            -            -            -            -
  Retained earnings                                 124.4        155.6        240.1        363.4        902.6
                                               ----------   ----------   ----------   ----------   ----------
                                                  1,042.8      1,069.2      1,124.7      1,036.5      2,165.2
                                               ----------   ----------   ----------   ----------   ----------
                                               $  2,745.9   $  2,816.4   $  2,897.1   $  3,159.8   $  2,725.3
                                               ==========   ==========   ==========   ==========   ==========


Notes 1-3 refer to page 96.


Norske Skog Canada Limited            [98]

OTHER FINANCIAL AND OPERATIONAL INFORMATION

(In millions of Canadian dollars, except where otherwise stated)


                                                                    Years ended December 31,
                                                ----------------------------------------------------------------
                                                  2004          2003          2002        2001(2)      2000(1,2)
                                                -------       -------       -------       -------      ---------
Selected Financial Information
EBITDA                                          $ 152.8       $  78.3       $  56.6     $   210.9    $   304.4
EBITDA margin(5)                                    8.1%          4.3%          3.3%         13.5%        19.4%
Weighted average common shares outstanding
  (in millions)                                   214.6         206.6         193.4         141.1        124.2
Basic and diluted earnings (loss) per share
  (in dollars)                                  $ (0.13)      $ (0.41)      $ (0.64)      $  0.32      $  1.31
                                                -------       -------       -------       -------      -------
Working capital(6)                              $ 234.0       $ 228.7       $ 240.4       $ 252.1      $ 283.8
Current assets to current liabilities(6)           1.82          1.86          1.83          1.98         2.45
Total debt to total capitalization(7,8)              44%           44%           44%           53%           0%
Net debt to net capitalization(9,10)                 43%           44%           44%           50%         N/A
Common shares outstanding at end of year
  (in millions)                                   214.6         214.6         205.9         174.8        124.2
Book value per share (in dollars)               $  4.86       $  4.98       $  5.46       $  5.93      $ 17.43
                                                -------       -------       -------       -------      -------
Share prices
  High                                          $  4.95       $  6.06       $  7.70       $ 19.99      $ 18.90
  Low                                              3.30          2.93          4.65          5.30        14.35
  Close                                            3.77          4.17          5.45          6.80        16.75
                                                -------       -------       -------       -------      -------
Benchmark prices
  SC-A paper, 35 lb. (US$ per ton)              $   713       $   675       $   669       $   807      $   821
  LWC paper, No. 5, 40 lb. (US$ per ton)            726           688           678           803          864
  Telephone directory paper, 22.1 lb
    (US$ per ton)                                   650           654           695           730          705
  Newsprint 48.8 gsm, average West Coast
    Delivery (US$ per tonne)                        544           493           456           578          562
  NBSK pulp, Northern Europe Delivery
    (US$ per tonne)                                 618           525           458           531          681
                                                -------       -------       -------       -------      -------
Sales (000 tonnes)
Specialities                                      1,116         1,085           960           573          920
Newsprint                                           755           769           750           604          686
Pulp                                                406           421           381           568          107
                                                -------       -------       -------       -------      -------



     Notes 1-4 refer to page 96.

5    EBTIDA margin is defined as EBITDA as a percentage of sales.

6 Working capital and current assets to current liabilities, for these purposes, exclude current portion of long-term debt.

7    Total debt comprises long-term debt, including current portion.

8    Total capitalization comprises total debt and shareholders' equity.

9    Net debt comprises total debt less cash on hand.

10   Net capitalization comprises net debt and shareholders' equity.


Norske Skog Canada Limited            [99]